Exhibit 99.1

SeaBright Holdings, Inc. 1501 4th Avenue Suite 2600 Seattle, WA 98101	Contact: SeaBright Holdings, Inc. Linda Magee 206-269-8514 ir@sbxhi.com

SeaBright Holdings to Release
Third Quarter 2012 Results on October 23, 2012

SEATTLE, October 9, 2012 – SeaBright Holdings, Inc. (NYSE: SBX) announced today that it plans to release financial results for the third quarter ended September 30, 2012, after the market closes on Tuesday, October 23, 2012.

As previously announced on August 28, 2012, SeaBright Holdings, Inc. and Enstar Group Ltd. entered into a definitive merger agreement pursuant to which Enstar will acquire SeaBright for $11.11 in cash per share of outstanding SeaBright common stock.  SeaBright Holdings, Inc. will not hold a conference call with investors to review its third quarter results.  The Company currently expects to file its unaudited condensed consolidated financial statements with the U.S. Securities and Exchange commission as part of its quarterly report on Form 10-Q in a timely fashion on or before November 9, 2012.

About SeaBright Holdings, Inc.
SeaBright Holdings, Inc. is a holding company whose wholly-owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers' compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers, licensed program managers and its wholesale broker affiliate, PointSure Insurance Services, Inc. PointSure is licensed in 50 states and also offers insurance products from non-affiliated insurers. Paladin Managed Care Services, Inc., another SeaBright Holdings company, provides integrated managed medical care services to help employers control costs associated with on-the-job injuries. To learn more about SeaBright Holdings, Inc., visit our website at www.sbxhi.com.
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1501 4th Avenue, Suite 2600, Seattle, WA 98101
Mailing Address: P.O. Box 91100, Seattle, WA 98111
Phone: 206 269 8500     Fax: 206 269 8903
Website: www.sbxhi.com